Exhibit 99.1

2941 Fairview Park Drive	News
Suite 100
Falls Church, VA 22042-4513
www.generaldynamics.com

October 24, 2007
Contact: Rob Doolittle Tel: 703 876 3199 Fax: 703 876 3555 rdoolitt@generaldynamics.com

General Dynamics Reports Strong Sales, Earnings Growth in Third Quarter 2007

— Sales increase 12.6 percent

— EPS from Continuing Operations grows 24.1 percent

— Full-year EPS guidance increased

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2007 third-quarter earnings from continuing operations of $544 million, or $1.34 per share on a fully diluted basis, compared to 2006 third-quarter earnings from continuing operations of $440 million, or $1.08 per share fully diluted. Revenues rose to $6.8 billion in the quarter, a 12.6 percent increase over third-quarter 2006 revenues of $6.1 billion.

Cash

Net cash provided by operating activities from continuing operations was $954 million for the third quarter, while free cash flow from operations, defined as net cash provided by operating activities from continuing operations less capital expenditures, was $826 million. For the first nine months of 2007, net cash provided by operating activities from continuing operations was $1.9 billion and free cash flow from operations was $1.6 billion.

Backlog

Funded backlog at the end of the third quarter 2007 was $36.9 billion, and total backlog was $46.5 billion, compared to $35.4 billion and $44.6 billion, respectively, at the end of the second quarter 2007.

Margins

Company-wide operating margins for the third quarter of 2007 were 11.7 percent, a 50-basis point improvement compared to the third quarter of 2006.

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Net Earnings

Net earnings, including the results of discontinued operations, were $546 million for third-quarter 2007, or $1.34 per share on a fully diluted basis. Third-quarter 2006 net earnings including discontinued operations were $438 million, or $1.08 per share fully diluted.

Operational Highlights

General Dynamics’ Aerospace and Combat Systems business groups demonstrated robust growth of sales and operating earnings in the quarter, highlighting the demand for long-range, large-cabin business-jet aircraft and combat vehicles worldwide. Substantial new orders in the Information Systems and Technology and Marine Systems groups, in addition to continued strong orders in Aerospace and Combat Systems, increased funded backlog by $1.5 billion and total backlog by nearly $2 billion over the second quarter.

“General Dynamics’ performance in the third quarter of 2007 was very strong,” said company Chairman and Chief Executive Officer Nicholas D. Chabraja. “Revenue and earnings grew substantially over the year-ago period and significant orders in all four business groups contributed to the strength of the backlog. The Information Systems and Technology group continues to maintain its double-digit margin rate, and Marine Systems once again has demonstrated margin improvement year-over-year. Free cash flow from operations in the quarter of $826 million, or 152 percent of earnings from continuing operations, represents a very efficient conversion of earnings into cash.

“These results demonstrate that our focus on performance, free cash generation and disciplined capital deployment continues to create value for our shareholders, as it has over the past 10 years,” Chabraja said. “On the basis of this quarter’s results and a refined understanding of how the company’s business sectors will perform for the remainder of the year, we now expect full-year 2007 earnings from continuing operations to be in the range of $5.00 to $5.05 per share, fully diluted,” Chabraja said.

General Dynamics, headquartered in Falls Church, Va., employs approximately 83,000 people worldwide, and expects 2007 revenues of approximately $27 billion. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies.

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Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its third-quarter securities analyst conference call, scheduled for 11:30 a.m. Eastern time on Wednesday, Oct. 24, 2007. Those accessing the webcast will be able to listen to management’s discussion of the third-quarter results, as well as the question-and-answer session with securities analysts.

The webcast will be a listen-only audio broadcast, available at www.generaldynamics.com. A Real Audio™ player or Windows Media™ player is required to access the webcast; information about downloading those players is available on the company’s website. An on-demand replay of the webcast will be available by 3 p.m. on Oct. 24 and will continue to be available for 12 months.

A recording of the conference call will be available by telephone by calling 888-286-8010; passcode 86588387. International callers should dial 617-224-4326. The telephone replay will be available from 3 p.m. on Oct. 24 until midnight on Oct. 31, 2007.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Third Quarter		Variance
	2007	2006	$	%
NET SALES	$6,834	$6,069	$765	12.6%
OPERATING COSTS AND EXPENSES	6,033	5,392	(641)

OPERATING EARNINGS	801	677	124	18.3%

Interest, Net	(12)	(34)	22
Other, Net	2	1	1

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	791	644	147	22.8%

Provision for Income Taxes	247	204	(43)

EARNINGS FROM CONTINUING OPERATIONS	$544	$440	$104	23.6%

Discontinued Operations, Net of Tax	2	(2)	4

NET EARNINGS	$546	$438	$108	24.7%

EARNINGS PER SHARE—BASIC
Continuing Operations	$1.35	$1.09	$0.26	23.9%
Discontinued Operations	$—	$—	$—

Net Earnings	$1.35	$1.09	$0.26	23.9%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	403.7	403.7

EARNINGS PER SHARE - DILUTED
Continuing Operations	$1.34	$1.08	$0.26	24.1%
Discontinued Operations	$—	$—	$—

Net Earnings	$1.34	$1.08	$0.26	24.1%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	407.3	407.2

Exhibit A

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Nine Months		Variance
	2007	2006	$	%
NET SALES	$19,725	$17,549	$2,176	12.4%
OPERATING COSTS AND EXPENSES	17,483	15,627	(1,856)

OPERATING EARNINGS	2,242	1,922	320	16.6%

Interest, Net	(59)	(74)	15
Other, Net	4	3	1

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,187	1,851	336	18.2%

Provision for Income Taxes	685	604	(81)

EARNINGS FROM CONTINUING OPERATIONS	$1,502	$1,247	$255	20.4%

Discontinued Operations, Net of Tax	(9)	201	(210)

NET EARNINGS	$1,493	$1,448	$45	3.1%

EARNINGS PER SHARE—BASIC
Continuing Operations	$3.71	$3.09	$0.62	20.1%
Discontinued Operations	$(0.02)	$0.50	$(0.52)

Net Earnings	$3.69	$3.59	$0.10	2.8%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	404.8	402.9

EARNINGS PER SHARE—DILUTED
Continuing Operations	$3.67	$3.07	$0.60	19.5%
Discontinued Operations	$(0.02)	$0.49	$(0.51)

Net Earnings	$3.65	$3.56	$0.09	2.5%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	408.6	406.2

Exhibit B

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Third Quarter		Variance
	2007	2006	$	%
NET SALES:
AEROSPACE	$1,315	$1,087	$228	21.0%
COMBAT SYSTEMS	1,872	1,365	507	37.1%
MARINE SYSTEMS	1,246	1,221	25	2.0%
INFORMATION SYSTEMS AND TECHNOLOGY	2,401	2,396	5	0.2%

TOTAL	$6,834	$6,069	$765	12.6%

OPERATING EARNINGS:
AEROSPACE	$226	$165	$61	37.0%
COMBAT SYSTEMS	228	164	64	39.0%
MARINE SYSTEMS	110	102	8	7.8%
INFORMATION SYSTEMS AND TECHNOLOGY	254	258	(4)	(1.6)%
CORPORATE	(17)	(12)	(5)	(41.7)%

TOTAL	$801	$677	$124	18.3%

OPERATING MARGINS:
AEROSPACE	17.2%	15.2%
COMBAT SYSTEMS	12.2%	12.0%
MARINE SYSTEMS	8.8%	8.4%
INFORMATION SYSTEMS AND TECHNOLOGY	10.6%	10.8%
TOTAL	11.7%	11.2%

Exhibit C

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Nine Months		Variance
	2007	2006	$	%
NET SALES:
AEROSPACE	$3,617	$3,083	$534	17.3%
COMBAT SYSTEMS	5,152	4,178	974	23.3%
MARINE SYSTEMS	3,775	3,762	13	0.3%
INFORMATION SYSTEMS AND TECHNOLOGY	7,181	6,526	655	10.0%

TOTAL	$19,725	$17,549	$2,176	12.4%

OPERATING EARNINGS:
AEROSPACE	$598	$476	$122	25.6%
COMBAT SYSTEMS	593	483	110	22.8%
MARINE SYSTEMS	320	291	29	10.0%
INFORMATION SYSTEMS AND TECHNOLOGY	773	710	63	8.9%
CORPORATE	(42)	(38)	(4)	(10.5)%

TOTAL	$2,242	$1,922	$320	16.6%

OPERATING MARGINS:
AEROSPACE	16.5%	15.4%
COMBAT SYSTEMS	11.5%	11.6%
MARINE SYSTEMS	8.5%	7.7%
INFORMATION SYSTEMS AND TECHNOLOGY	10.8%	10.9%
TOTAL	11.4%	11.0%

Exhibit D

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PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	September 30, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and equivalents	$2,033	$1,604
Accounts receivable	2,432	2,341
Contracts in process	4,192	3,988
Inventories	1,556	1,484
Other current assets	674	463

Total Current Assets	10,887	9,880

Noncurrent Assets:
Property, plant and equipment, net	2,364	2,168
Intangible assets, net	1,028	1,184
Goodwill	8,920	8,541
Other assets	684	603

Total Noncurrent Assets	12,996	12,496

	$23,883	$22,376

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term debt and current portion of long-term debt	$656	$7
Accounts payable	1,926	1,956
Customer advances and deposits	2,877	2,949
Other current liabilities	2,878	2,912

Total Current Liabilities	8,337	7,824

Noncurrent Liabilities:
Long-term debt	2,140	2,774
Other liabilities	2,496	1,951
Commitments and contingencies

Total Noncurrent Liabilities	4,636	4,725

Shareholders’ Equity:
Common stock	482	482
Surplus	1,052	880
Retained earnings	10,917	9,769
Treasury stock	(1,892)	(1,455)
Accumulated other comprehensive income	351	151

Total Shareholders’ Equity	10,910	9,827

	$23,883	$22,376

Exhibit E

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PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Nine Months Ended
	September 30, 2007	October 1, 2006
Cash Flows from Operating Activities:
Net earnings	$1,493	$1,448
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	201	179
Amortization	111	95
Stock-based compensation expense	64	46
Excess tax benefit from stock-based compensation	(33)	(35)
Deferred income tax provision	50	30
Discontinued operations, net of tax	9	(201)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(79)	31
Contracts in process	(119)	(245)
Inventories	(70)	(153)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(52)	(145)
Customer advances and deposits	336	211
Other, net	(30)	71

Net Cash Provided by Operating Activities from Continuing Operations	1,881	1,332
Net Cash Used by Discontinued Operations—Operating Activities	(23)	(5)

Net Cash Provided by Operating Activities	1,858	1,327

Cash Flows from Investing Activities:
Business acquisitions, net of cash acquired	(299)	(2,318)
Capital expenditures	(294)	(197)
Purchases of available-for-sale securities	(511)	(51)
Sales/maturities of available-for-sale securities	298	35
Other, net	93	(155)
Discontinued operations	23	298

Net Cash Used by Investing Activities	(690)	(2,388)

Cash Flows from Financing Activities:
Purchases of common stock	(466)	(85)
Dividends paid	(328)	(266)
Proceeds from option exercises	128	192
Excess tax benefit from stock-based compensation	33	35
Repayment of fixed-rate notes	—	(500)
Net proceeds from commercial paper	—	319
Other, net	(106)	(2)

Net Cash Used by Financing Activities	(739)	(307)

Net Increase (Decrease) in Cash and Equivalents	429	(1,368)
Cash and Equivalents at Beginning of Period	1,604	2,331

Cash and Equivalents at End of Period	$2,033	$963

Exhibit F

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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Third Quarter 2007		Third Quarter 2006

Non-GAAP Financial Measures:
Free Cash Flow from Operations:	Quarter	Year-to-date	Quarter	Year-to-date
Net Cash Provided by Operating Activities from Continuing Operations	$954	$1,881	$520	$1,332
Capital Expenditures	(128)	(294)	(80)	(197)

Free Cash Flow from Operations (A)	$826	$1,587	$440	$1,135

Return on Invested Capital:
Earnings from Continuing Operations	$1,965		$1,645
After-Tax Interest Expense	93		107
After-Tax Amortization Expense	102		81

Net Operating Profit after Taxes	2,160		1,833
Average Debt and Equity	13,034		11,952

Return on Invested Capital (B)	16.6%		15.3%

Other Financial Information:
Debt-to-Equity (C)	25.6%		32.8%
Debt-to-Capital (D)	20.4%		24.7%
Book Value per Share (E)	$27.12		$23.42
Total Taxes Paid	$238		$241
Company Sponsored R&D (F)	$113		$100
Employment	83,000		81,100
Sales Per Employee (G)	$319,500		$309,900
Shares Outstanding	402,264,076		404,430,136

(A)	The company’s management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company’s ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The company uses free cash flow from operations to assess the quality of its earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities from continuing operations.
(B)	The company’s management believes return on invested capital is a measurement that is useful to investors, because it reflects the company’s ability to generate returns from the capital it has deployed in its operations. The company uses ROIC to evaluate investment decisions and as a performance measure in evaluating management. The company defines ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(D)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(E)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(F)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.
(G)	Sales per employee is calculated by dividing net sales for the latest 12-month period by the company’s average number of employees during that period.

Exhibit G

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BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

Third Quarter 2007	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
AEROSPACE	$10,241	$687	$10,928	$964	$11,892
COMBAT SYSTEMS	11,371	2,195	13,566	2,083	15,649
MARINE SYSTEMS	8,106	4,641	12,747	2,601	15,348
INFORMATION SYSTEMS AND TECHNOLOGY	7,184	2,123	9,307	9,496	18,803

TOTAL	$36,902	$9,646	$46,548	$15,144	$61,692

Second Quarter 2007
AEROSPACE	$9,427	$708	$10,135	$964	$11,099
COMBAT SYSTEMS	10,712	2,131	12,843	1,785	14,628
MARINE SYSTEMS	8,290	4,376	12,666	236	12,902
INFORMATION SYSTEMS AND TECHNOLOGY	6,980	1,971	8,951	8,031	16,982

TOTAL	$35,409	$9,186	$44,595	$11,016	$55,611

Third Quarter 2006
AEROSPACE	$6,500	$580	$7,080	$1,749	$8,829
COMBAT SYSTEMS	9,213	1,985	11,198	1,387	12,585
MARINE SYSTEMS	8,640	5,751	14,391	1,625	16,016
INFORMATION SYSTEMS AND TECHNOLOGY	7,344	2,649	9,993	10,537	20,530

TOTAL	$31,697	$10,965	$42,662	$15,298	$57,960

*	The estimated potential contract value represents management’s estimate of the company’s future contract value under indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts. Because the value in the IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the options and establishes a firm order.

Exhibit H

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THIRD QUARTER 2007 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

General Dynamics received the following significant contract orders during the third quarter of 2007:

Combat Systems

•	Combined orders worth $480 from the U.S. Army under the Abrams M1A2 System Enhancement Package (SEP) program to retrofit, upgrade or reset approximately 470 vehicles.

•	$336 from the U.S. Marine Corps for 600 RG-31 Category II vehicles under the Mine Resistant Ambush Protected (MRAP) vehicle program.

•	Combined orders worth $137 from the Army to continue performing contractor logistics support for the Stryker program.

•	$120 from the Army for 1,000 Stryker wheeled combat vehicle hull-protection kits.

•	$108 from the Army for reactive armor production for the Bradley Fighting Vehicle.

Marine Systems

•	$116 contract modification from the U.S. Navy for Virginia-class submarine lead-yard services, development studies and design efforts. This modification has a potential value of over $650.

•

The company reached an agreement with the Navy on the terms of the award of up to five additional ships, ships 10 through 14, under the T-AKE combat logistics ship program. The company was subsequently awarded $100 from the Navy to purchase long-lead materials for the construction of the tenth T-AKE ship.

Information Systems and Technology

•

Combined orders totaling $108 under the U.S. Joint Forces Command’s Joint Experimentation Program (JEXP) to continue to provide engineering, technical and administrative services for joint concept development and prototyping.

•	Combined orders totaling $261 under the Intelligence Information, Command-and-Control Equipment and Enhancements (ICE2) program, bringing the total contract value to date to over $2.2 billion.

•

Contract modifications from the Army valued at up to $921 to continue development of the Warfighter Information Network-Tactical (WIN-T) system. Under WIN-T Increment Two, valued at $126, the company will develop an initial on-the-move broadband networking capability using satellite and radio links. Under WIN-T Increment Three, valued at $795, the company will continue development of WIN-T components.

•

$24 from the Army to provide satellite communications terminals and support services for the Joint Network Node (JNN) network program. If all options are exercised, the contract has a potential value of over $700.

•	$23 to provide information technology (IT) support services to the U.S. Senate. This contract has a potential value of approximately $300.

•

The company was awarded one of 29 General Services Administration (GSA) Alliant contracts to provide federal government agencies with infrastructure, application and IT management services. Alliant is an IDIQ program with a $50 billion ceiling among all awardees over a 10-year period.

Exhibit I

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AIRCRAFT DELIVERIES (UNAUDITED)

	Third Quarter		Nine Months
	2007	2006	2007	2006
GREEN (UNITS):
LARGE AIRCRAFT	21	18	60	52
MID-SIZE AIRCRAFT	16	11	43	31

TOTAL	37	29	103	83

COMPLETIONS (UNITS):
LARGE AIRCRAFT	22	18	62	54
MID-SIZE AIRCRAFT	13	8	39	21

TOTAL	35	26	101	75

PRE-OWNED:
UNITS	3	2	8	10

SALES (millions)	$35	$54	$78	$204
OPERATING EARNINGS (millions)	$4	$4	$6	$17

AEROSPACE MARGINS EXCLUDING PRE-OWNED ACTIVITY	17.3%	15.6%	16.7%	15.9%

Exhibit J

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